United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by Registrant    ☐

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIR METHODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Exclusive Airborne Health Care Company...Since 1980
Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Air Methods Corporation to be held on Tuesday, June 14, 2011, at the Company’s corporate offices, 7211 South Peoria Street, in Englewood, Colorado 80112, at 1:30 p.m., Mountain Time.

The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1)	To elect Samuel H. Gray, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms;
2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
3)	To hold an advisory vote on executive compensation;
4)	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and
5)	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Your attention is directed to the accompanying proxy statement which includes information about the matters to be considered at the Annual Meeting and certain other important information.  We encourage you to carefully review the entire proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 14, 2011: This notice, the accompanying proxy statement and the Company’s Annual Report to stockholders for fiscal year ended December 31, 2010 are available on the investor relations section of our website www.airmethods.com under the “Who We Are” tab.

As of April 26, 2011, the record date for the Annual Meeting, we had 12,640,115 shares of common stock outstanding.  You can vote all of the shares that you owned on the record date.  These shares include:  (1) shares held directly in your name as the stockholder of record (a “Record Holder”); and (2) shares held for you as the beneficial owner through a broker, bank or other nominee (a “Beneficial Owner”).  If you are a Beneficial Owner, your broker, bank or other nominee will enclose or provide voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.  However, if you are a Record Holder, you may mail your proxy, vote shares electronically at www.voteproxy.com or vote telephonically by telephoning 1-800-776-9437 (if dialing from anywhere in the United States) or 1-718-921-8500 (if dialing from a foreign country).

Your vote is important.  Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded properly.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all of your shares are voted.

Thank you for your ongoing support of Air Methods Corporation.

FOR THE BOARD OF DIRECTORS,

/s/ George W. Belsey

George W. Belsey

Chairman of the Board

YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE YOUR SHARES PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  IF RESPONDING BY REGULAR MAIL, PLEASE VERIFY THE PROXY IS SIGNED AND DATED.  A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

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The Exclusive Airborne Health Care Company...Since 1980
Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2011

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

The 2011 Annual Meeting of Stockholders of Air Methods Corporation, a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, 7211 South Peoria Street, in Englewood, Colorado 80112, at 1:30 p.m., Mountain Time, on Tuesday, June 14, 2011, for the following purposes:

1)	To elect Samuel H. Gray, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms;
2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
3)	To hold an advisory vote on executive compensation;
4)	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and
5)	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 14, 2011: This notice, the accompanying proxy statement and the Company’s Annual Report to stockholders for fiscal year ended December 31, 2010 are available on the investor relations section of our website  www.airmethods.com under the “Who We Are” tab.

The Board of Directors of the Company has fixed the close of business on Tuesday, April 26, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting.  A list of such stockholders will be available at the Company’s corporate office commencing Friday, June 3, 2011, for review by interested parties.  The list will also be available at the Annual Meeting, and all stockholders are cordially invited to attend the Annual Meeting.

Accompanying this Notice and proxy statement is a copy of our 2010 Annual Report.  This proxy statement, the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2010 and the proxy card are being mailed to stockholders on or about May 3, 2011.

BY ORDER OF THE BOARD OF DIRECTORS:

Trent J. Carman

Secretary

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AIR METHODS CORPORATION
7211 South Peoria Street
Englewood, CO 80112
(303) 792-7400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2011

The Board of Directors of Air Methods Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy for use at our Annual Meeting to be held on Tuesday, June 14, 2011, beginning at 1:30 p.m. Mountain Time, at our corporate headquarters, located at 7211 South Peoria Street, in Englewood, Colorado 80112, and at any time and date to which the Annual Meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purpose of the Annual Meeting.  Distribution of these proxy solicitation materials is scheduled to begin on or about May 3, 2011. The proxy statement, the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2010 and proxy card are also available on the investor relations section of our website www.airmethods.com under the “Who We Are” tab.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares on the proposals described below at the Annual Meeting.  This proxy statement describes issues on which we would like you to vote on at our Annual Meeting.  It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote on the following four items of business:

1)	To elect Samuel H. Gray, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms;

2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3)	To hold an advisory vote on executive compensation; and

4)	To hold an advisory vote on the frequency of future advisory votes on executive compensation.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the three (3) nominated directors (see Proposal 1).

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (see Proposal 2).

•	“FOR” the approval of the advisory vote on executive compensation (see Proposal 3).

•	“FOR” the advisory vote on executive compensation to be taken every three (3) years (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 26, 2011, the record date for the Annual Meeting, we had 12,640,115 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the Annual Meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker, bank or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Who may attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 26, 2011, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. Registration and seating will begin at 1:00 p.m. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How may I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How may I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Annual Meeting by:  (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 7211 South Peoria Street, Englewood, Colorado 80112; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee and you do not provide voting instructions to such broker, bank or other nominee, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.”  Your broker, bank or other nominee only has discretionary authority to vote on Proposal Number Two (Ratification of KPMG LLP).  Therefore, your broker will not have discretion to vote on Proposals One, Three or Four unless you specifically instruct your broker on how to vote your shares by returning your completed and signed voting instruction card.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy for which it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.  In the election of directors, each candidate will be elected by a plurality of the affirmative votes of the Company’s common stock cast in person or by proxy at the Annual Meeting.

Ratification of KPMG LLP.  The affirmative vote of a majority of the shares of the Company’s common stock cast in person or by proxy at the Annual Meeting.

Advisory Vote on Executive Compensation.  The affirmative vote of a majority of the shares of the Company’s common stock cast in person or by proxy at the Annual Meeting.

Advisory Vote on Frequency of Say-on-Pay Votes.  A plurality of the shares of the Company’s common stock cast in person or by proxy at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

What are my choices when casting a vote with respect to the election of Class II directors, and what vote is needed to elect the director nominees?

In voting on the election of Class II directors (Proposal Number One), stockholders may:

1.	Vote for all nominees;
2.	Vote to withhold authority for all nominees; or
3.	Vote for all nominees, except specific nominees.

What are my choices when voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011?

In voting on the ratification of KPMG LLP (Proposal Number Two), stockholders may:

1.	Vote to ratify KPMG LLP’s appointment;
2.	Vote against ratifying KPMG LLP’s appointment; or
3.	Abstain from voting on ratifying KPMG LLP’s appointment.

What are my choices when casting an advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote?

In voting on executive compensation (Proposal Number Three), stockholders may:

1.	Vote for the approval of compensation of the Company’s named executive officers as described in this proxy statement;
2.	Vote against the approval of compensation of the Company’s named executive officers as described in this proxy statement; or
3.	Abstain from voting on compensation of the Company’s named executive officers as described in this proxy statement.

What are my choices when casting an advisory vote on the frequency of the “say-on-pay” vote?

In voting on the frequency of the “say-on-pay” vote (Proposal Number Four), stockholders may:

1.	Vote for the “say-on-pay” vote to be taken every year;
2.	Vote for the “say-on-pay” vote to be taken every two years;
3.	Vote for the “say-on-pay” vote to be taken every three years; or
4.	Abstain from voting on the frequency of the “say-on-pay” vote.

Who will count the proxy votes?

Votes will be counted by our transfer agent, American Stock Transfer & Trust Company.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  We will file with the Securities and Exchange Commission a Current Report on Form 8-K containing the final voting results within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Annual Meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Aaron D. Todd or Trent J. Carman or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting. If a nominee is not available as a candidate for Class II director, the person named as the proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed herein for which the laws of the State of Delaware or our bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ common stock.

ANNUAL REPORT

The Company also is mailing with this Proxy Statement its Annual Report for the year ended December 31, 2010, which includes financial statements as filed with the Securities and Exchange Commission (“SEC”) on Form 10-K.  The Annual Report does not constitute a part of the proxy soliciting material.  The Company will furnish a copy of the Form 10-K to any stockholder free of charge and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company’s principal offices, 7211 South Peoria Street, Englewood, Colorado 80112.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Introduction

The Company’s Board of Directors currently is comprised of ten directors, divided among three classes, with three directors in Class I, three directors in Class II, and four directors in Class III.  Class II directors’ terms will expire at the 2011 Annual Meeting to be held on June 14, 2011; Class III directors hold office for a term expiring at the 2012 Annual Meeting; and Class I directors hold office for a term expiring at the 2013 Annual Meeting.

Our Board of Directors has nominated Samuel H. Gray, Morad Tahbaz and Aaron D. Todd to serve as Class II directors for a three-year term expiring at the Annual Meeting in the year 2014 or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement.  The principal occupation and certain other information regarding the nominees and the other directors, whose terms of office will continue after the Annual Meeting, can be found beginning on page 13.  Information about the share ownership of the nominees and other directors can be found beginning on page 41.

Vote Required

Assuming the presence of a quorum, the three persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected.  Cumulative voting is not permitted in the election of directors.  Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name.  In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to elect each of Samuel H. Gray, Morad Tahbaz and Aaron D. Todd as Class II directors on our Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

Summary information concerning the Company’s current directors and executive officers is set forth below:

Name	Age	Position	Class/Year Term of Office Expires(1)

George W. Belsey	71	Chairman of the Board	I/2013
Ralph J. Bernstein	53	Director	III/2012
Mark D. Carleton	50	Director	III/2012
Samuel H. Gray	73	Director	II/2011*
C. David Kikumoto	61	Director	I/2013
MG Carl H. McNair, Jr. USA (Ret.)	77	Director	I/2013
Lowell D. Miller, Ph.D.	78	Director	III/2012
David A. Roehr	54	Director	III/2012
Morad Tahbaz	55	Director	II/2011*
Aaron D. Todd	49	Director and Chief Executive Officer	II/2011*
Michael D. Allen	48	Senior Vice President, Hospital-Based Services	N/A
Trent J. Carman	50	Chief Financial Officer, Secretary and Treasurer	N/A
Sharon J. Keck	44	Chief Accounting Officer and Controller	N/A
Howard L. Ragsdale	61	Senior Vice President, Business Development	N/A
Edward T. Rupert	56	Senior Vice President, Community-Based Services	N/A
Paul Tate	60	Chief Operating Officer	N/A
______________________
*	Director nominee.

(1)	Refers to the calendar year in which the Annual Meeting of stockholders is expected to be held and at which the term of the pertinent director class shall expire.

Below, you can find the principal occupation and other information about each of the individuals listed in the chart set forth above.

Director Nominees – Class II Directors

Mr. Samuel H. Gray has served on the Board of Directors since March 1991.  From 1989 to 2000, he was Chief Executive Officer of The Morris Consulting Group, Inc., a health care industry consulting firm, and between 2000 and 2006 served as a Vice President of the Mattson Jack Group, Inc., also a health care consulting firm. Currently, he is an independent health care consultant.  Mr. Gray received a Bachelor of Science degree from the University of Florida.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Gray brings to the Board of Directors, among his other skills and qualifications, a significant understanding of the industry in which we operate.  Mr. Gray has significant management experience that he gained while serving in various executive capacities for companies in the health care and pharmaceutical industries for a period of 40 years. In light of the foregoing, our Board of Directors concluded that Mr. Gray should be re-elected as a member of our Board of Directors.

Mr. Morad Tahbaz has served on the Board of Directors since February 1994.  He is a co-founder and General Partner of Americas Partners, an investment firm.  Additionally, Mr. Tahbaz is the founder and a partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions.  Mr. Tahbaz received his Bachelor’s degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City.  He holds a Master’s degree in Business Administration from Columbia University Graduate School of Business.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Tahbaz brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Americas Partners, as well as his prior service on another public company board.  In light of the foregoing, our Board of Directors concluded that Mr. Tahbaz should be re-elected as a member of our Board of Directors.

Mr. Aaron D. Todd has served on the Board of Directors since June 2002 and as Chief Executive Officer since July 2003.  He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year.  Mr. Todd holds a Bachelor of Science degree in Accounting from Brigham Young University.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Todd brings to the Board of Directors, among his other skills and qualifications, a vast understanding of financial and accounting matters, as well as significant knowledge and understanding of our business and operations.  In light of the foregoing, our Board of Directors concluded that Mr. Todd should be re-elected as a member of our Board of Directors.

Continuing Directors for Term Ending Upon the 2012 Annual Meeting of Stockholders – Class III Directors

Mr. Ralph J. Bernstein has served on the Board of Directors since February 1994.  He is the Managing Director of Bernstein Capital, LLC. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  Empire Resorts, Inc. (2003 – 2010).

Key Attributes, Experience and Skills:  Mr. Bernstein brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Americas Partners and as a Managing Director of Bernstein Capital, LLC.  In addition and as a result of Mr. Bernstein’s prior service on our Board of Directors, Mr. Bernstein has a vast amount of institutional knowledge regarding the Company’s operations and business generally.  In light of the foregoing, our Board of Directors has concluded that Mr. Bernstein should continue as a member of our Board.

Mr. Mark D. Carleton has served on the Board of Directors since August 2008 and has been a Senior Vice President at Liberty Media Corporation since December 2003.  His primary responsibilities include corporate development and oversight of Liberty’s technology, music, telecom, satellite and sports interests.  Prior to joining Liberty Media Corporation, Mark was a partner at KPMG LLP, where he had overall responsibility for the communications sector.  Mr. Carleton was also a member of KPMG LLP’s Board of Directors.  Mr. Carleton received a Bachelor of Science degree in Accounting from Colorado State University, where he currently is a member of the College of Business Global Leadership Council.  He also is a member of the University of Colorado Sports and Entertainment Advisory Council.

Other Public Company Board Service:  Live Nation Entertainment (January 2010 – present), and Mobilestreams Limited (January 2006 – present).

Recent Past Public Company Board Service:  The DIRECTV Group, Inc. (February 2008 – June 2009) and Ticketmaster Entertainment (August 2008 – February 2010).

Key Attributes, Experience and Skills:  Mr. Carleton brings to the Board of Directors, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP.  In addition, Mr. Carleton has experience serving as a director of a number of other public companies which has provided him with extensive corporate governance and other valuable experience.  In light of the foregoing, our Board of Directors concluded that Mr. Carleton should continue as a member of our Board.

Dr. Lowell D. Miller has served on the Board of Directors since June 1990.  Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical research and development consulting business and as a guest lecturer at the university level.  In addition, he has led or been involved with many fund-raising activities for educational purposes.  He is a long-term member of the American Chemical Society and the American Society of Toxicology and is a registered Clinical Chemist.  Dr. Miller has a Bachelor of Science degree, a Master’s degree in Biochemistry and a Doctorate degree in Biochemistry all awarded by the University of Missouri.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Dr. Miller brings to the Board of Directors, among his other skills and qualifications, institutional knowledge of our business and operations, as well as a technical understanding of the issues confronting the health care industry.  In light of the foregoing, our Board of Directors concluded that Dr. Miller should continue as a member of our Board.

Mr. David A. Roehr has served on the Board of Directors since May 2008.  He was affiliated with Cabela’s, Inc., an outfitter of hunting, fishing, camping and outdoor gear, from 1994 to 2006, where he served in various capacities including Executive Vice President, President and Chief Financial Officer.  Mr. Roehr received his undergraduate degree (with high distinction) in 1978 from the University of Nebraska majoring in business administration with an emphasis in accounting.  He holds a Master of Taxation degree awarded in 1980 from the University of Denver College of Law and Business Administration.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  The Buckle, Inc. (2000 – 2009).

Key Attributes, Experience and Skills:  Mr. Roehr brings to the Board of Directors, among his other skills and qualifications, significant experience in accounting and finance, which he gained through his service with Cabela’s, Inc. and as a partner of Grant Thornton.  Mr. Roehr’s achievements while at Cabela’s, Inc. were extensive, including, among other things, the launch of the company’s initial public offering and starting Cabela’s Credit Card Bank (assets over $2 billion).  In addition, Mr. Roehr’s service on the board of directors of The Buckle, Inc. provided him with corporate governance and other valuable experience.  In light of the foregoing, our Board of Directors concluded that Mr. Roehr should continue as a member of our Board.

Continuing Directors for Term Ending Upon the 2013 Annual Meeting of Stockholders – Class I Directors

Mr. George W. Belsey has served as Chairman of the Board of Directors since April 1994, and has served on the Board of Directors since December 1992. Mr. Belsey was appointed Chief Executive Officer of the Company effective in June 1994, and served in that capacity until July 2003, and thereafter provided consulting services to the Company pursuant to the terms of his Consulting Agreement which terminated in 2008.  Mr. Belsey previously served in various executive and administrative positions at the American Hospital Association and at a number of hospitals. He received his Bachelor’s Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master’s Degree in Business Administration from George Washington University, Washington, D.C.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Belsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the Company’s business acquired through his prior service as the Company’s Chief Executive Officer and Chairman of the Board.  Mr. Belsey has also served in other executive positions in the health care industry.  This experience, combined with his knowledge of the Company and its operations, make him particularly well-suited to serve as Chairman of the Board.  In light of the foregoing, our Board of Directors has concluded that Mr. Belsey should continue as a member of our Board.

Mr. C. David Kikumoto has served on the Board of Directors since June 2004.  Mr. Kikumoto is the co-founder and Chief Executive Officer of Denver Management Advisors, Inc.  From 1999 to 2000, Mr. Kikumoto was President and Vice Chairman of Anthem Blue Cross and Blue Shield, Colorado and Nevada, and from 1987 to 1999, served in several roles, including CEO of Blue Cross and Blue Shield of Colorado, Nevada and New Mexico.  He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, and graduated from the Executive Development Program at the University of Chicago.

Other Public Company Board Service:  Corgenix (2006 – present).

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Kikumoto brings to the Board of Directors, among his other skills and qualifications, significant experience in the health care industry, as well as extensive management and operations experience gained while serving in executive positions with Anthem Blue Cross and Blue Shield. Additionally, his service as a director of another public company provides leadership and knowledge of best practices that benefit the Company.  In light of the foregoing, our Board of Directors has concluded that Mr. Kikumoto should continue as a member of our Board.

Major General Carl H. McNair, Jr., USA (Ret.) has served on the Board of Directors since March 1996.  In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company’s core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services.  He then served as Special Assistant, Government Relations and Legislative Affairs to the CEO of DynCorp until 2003 when acquired by CSC, where he continued service in the corporate offices of Computer Sciences Corporation until 2010.  General McNair has a Bachelor of Science degree in Engineering from the U.S. Military Academy at West Point, a Bachelor’s degree and Master’s degree in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Science degree in Public Administration from Shippensburg University.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Major General Carl H. McNair, Jr. USA (Ret.) brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the aviation and health care industries, and a technical understanding of our business that he gained through his service in the military and DynCorp.  Further, he has significant knowledge and understanding of our business and operations, which he gained through his prior service on our Board.  In light of the foregoing, our Board of Directors has concluded that Major General Carl H. McNair, Jr. USA (Ret.) should continue as a member of our Board.

Executive Officers*

Mr. Michael D. Allen was named Senior Vice President of Hospital-Based Services in January 2006. Since 1992, Mr. Allen has served the Company in several other positions including line pilot, safety representative, aviation site manager, training captain/check airman and operations manager.  Prior to joining the Company, Mr. Allen was a commercial pilot for two years and served as a pilot in the U.S. Army for five years.  Mr. Allen graduated from Portland State University with a Bachelor of Science degree in Mathematics.

Mr. Trent J. Carman joined the Company in April 2003 and is the Chief Financial Officer, Secretary and Treasurer.  Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000. Mr. Carman received his Bachelor of Science degree in Accounting from Utah State University and holds a Master’s degree in Business Administration-Finance from Indiana University.

Ms. Sharon J. Keck joined the Company as Accounting Manager in October 1993 and was named Controller in July 1995.  She assumed the additional position of Chief Accounting Officer in January 2002.  Ms. Keck holds a Bachelor of Science degree in Accounting from Bob Jones University.

Mr. Howard L. Ragsdale joined the Company in September 2009 and was appointed to the position of Senior Vice President, Business Development in June 2010.  Prior to joining the Company, Mr. Ragsdale was the director of a division for a major air medical service provider. He has been involved in the air medical industry for over 20 years and has held senior leadership positions with aviation and business responsibilities. Mr. Ragsdale is a commercially rated instrument pilot in both rotor and fixed wing aircraft. Prior to becoming a warrant officer in the US Army where he served until 1977, he attended Southeastern Christian College and Eastern Kentucky University.

Mr. Edward T. Rupert joined the Company in 2004 as a Community-Based Regional Vice President and was appointed to the position of Senior Vice President, Community-Based Services in June 2010.  Prior to joining the Company, Mr. Rupert was a program director, critical care transport coordinator, and flight nurse for the MedSTAR air and ground transport program at Washington Hospital Center.  Mr. Rupert is on the Board of Directors for the Association of Air Medical Services, and a contributing author for numerous publications.  Mr. Rupert earned a Bachelor of Science degree in nursing from the University of Maryland at Baltimore.

Mr. Paul H. Tate was appointed as the Chief Operating Officer of the Company on March 31, 2008, and served on the Company’s Board of Directors from September 2003 to March 31, 2008.  Prior to his appointment as the Company’s Chief Operating Officer, Mr. Tate was the Executive Vice President and Chief Financial Officer of Frontier Airlines.  Before joining Frontier in October 2001, he was Executive Vice President and Chief Financial Officer for Colgan Air, Inc., a U.S. Airways Express carrier.  Mr. Tate served as Senior Vice President-Finance and Chief Financial Officer of Atlantic Coast Airlines Holdings, Inc. from 1997 to 2000 and has served in financial officer positions with Midway Airlines and Reno Air, Inc.  Mr. Tate, a certified public accountant, received his undergraduate degree in economics and his Master’s degree in Business Administration from Northwestern University in 1973 and 1975, respectively.

* Biographical information for Mr. Aaron D. Todd, our Chief Executive Officer, is set forth above under Director Nominees – Class II Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

The Board of Directors believes that the purpose of corporate governance is to seek to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity.  The Board of Directors has adopted and adheres to corporate governance practices which the Board of Directors and senior management believe promote this purpose and are sound and represent best practices.  We regularly review these governance practices, Delaware law (the state in which we are incorporated), rules and listing standards of The NASDAQ® Stock Market, the SEC regulations, as well as best practices suggested by recognized corporate governance authorities.

Board Leadership Structure

The Board of Directors separated the positions of Chairman and Chief Executive Officer in July 2003, after Mr. Belsey stepped down as our Chief Executive Officer and Mr. Todd was appointed to serve as our Chief Executive Officer.  Maintaining separate positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.  At this time, the Board of Directors has determined for the foregoing reasons that its leadership structure is appropriate and in the best interests of the Company’s stockholders.  The Company will continue to periodically evaluate whether this leadership structure best serves the Company and its stockholders.

Board Risk Oversight

Our Board of Directors, together with our executive officers, oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board of Directors performs this oversight role by reviewing the operations of the Company’s business and corporate functions and addressing the primary risks associated therewith. The Board has delegated certain responsibilities to the finance and strategic planning committee and the audit committee, including, among other things, reviewing the risks associated with the Company’s strategic plan, discussing policies with management with respect to financial risk assessment and enterprise risk management, developing guidelines to govern the process by which major financial and accounting risk assessment is undertaken by the Company, identifying the primary risks to the Company’s business and interim updates of those risks, and monitoring and evaluating the primary risks associated with particular business units and functions. In performing such functions, the audit committee and the finance and strategic planning committee have full access to management, as well as the ability to engage advisors.

The audit committee and the finance and strategic planning committee provide reports to the Board regarding the risk areas identified above.  In addition, the compensation/stock option committee and the nominating and governance committee address relevant risks during their respective meetings.  The Board believes that the work undertaken by the audit committee and the finance and strategic planning committee, together with the work of the full Board, the other committees, and our executive officers, enables the Board to effectively oversee the Company’s risk management.

Board Membership and Director Independence

Currently, the Company’s Board of Directors has ten members.  The Board of Directors has determined that seven of those ten directors, namely Dr. Miller and Messrs. Bernstein, Carleton, Gray, McNair, Roehr, and Tahbaz, satisfy The NASDAQ® Stock Market standard for director independence.  The Board of Directors has determined that Mr. Todd, as our Chief Executive Officer, Mr. Belsey, as a result of his consulting agreement, which terminated in 2008, and Mr. Kikumoto, as a result of his affiliation with Denver Management Advisors, Inc., a consultant to the compensation/stock option committee and the Company, are not independent under The NASDAQ® Stock Market standard for director independence. In accordance with NASDAQ rules, the Company has made a determination that given Mr. Kikumoto's relationship with Denver Management Advisors, Inc., which has been retained by the Company to provide additional advisory services during fiscal year 2011, Mr. Kikumoto is not independent. Accordingly, Mr. Kikumoto stepped down as a member of the compensation/stock option committee in November 2010 after the Board made such determination.

The Board of Directors held four meetings in 2010.  Each director attended at least 75% of the Board of Directors and applicable committee meetings during 2010.  The Company encourages each member of the Board of Directors to attend each Annual Meeting.  Three members of the Board of Directors attended the Company’s 2010 Annual Meeting.

Our Board of Directors conducts its business through meetings of the Board and through activities of the standing committees, as further described below.  The Board and each of the standing committees meets throughout the year on a set schedule and also holds special meetings and act by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management.  The Board has delegated various responsibilities and authority to different committees of the Board, as described below.  Members of the Board have access to all of our members of management outside of Board meetings.

Committees of the Board of Directors

The Board of Directors has established an audit committee, finance and strategic planning committee, compensation/stock option committee and a nominating and governance committee.  Each of the committees regularly report on their activities and actions to the full Board of Directors. The full text of all of the charters for each Board committee other than the finance and strategic planning committee, which does not operate pursuant to a written charter, is available on the Company’s website at www.airmethods.com. The contents of our website are not incorporated by reference into this document for any purpose.

Audit Committee

The audit committee, which met five times during 2010, currently consists of Messrs. McNair (Chairman), Carleton and Roehr.  Mr. Gray served on the audit committee until November 2010.  The Board of Directors has determined that all members of the audit committee are “independent” within the meaning of the listing standards of The NASDAQ® Stock Market and the SEC rules governing audit committees. In addition, the Board of Directors determined that Messrs. Carleton and Roehr meet the criteria of an “audit committee financial expert” as defined under the applicable SEC rules.

See the “Audit Committee Report” on page 45 for a description of the audit committee’s duties and responsibilities.

Finance and Strategic Planning Committee

The finance and strategic planning committee was formed by the Board of Directors in April 2003. The current members of the finance and strategic planning committee are Messrs. Tahbaz (Chairman), Bernstein, Carleton, Kikumoto, Todd, and Roehr. The finance and strategic planning committee oversees establishment and achievement of corporate financial objectives and key growth initiatives.  In addition, the committee analyzes and evaluates the capital structure of the Company.  The finance and strategic planning committee met five times in 2010.

Compensation/Stock Option Committee

The compensation/stock option committee currently consists of Dr. Miller (Chairman) and Messrs. Bernstein and Gray.  Mr. Kikumoto served on the compensation/stock option committee until November 2010. The compensation/stock option committee, which met six times in 2010, is responsible for making recommendations to the Board of Directors regarding executive compensation matters.  The specific nature of the compensation/stock option committee’s responsibilities are described under the “Compensation Discussion and Analysis.”

The Board of Directors has determined that all members of the compensation/stock option committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nominating and Governance Committee

The nominating and governance committee currently consists of Messrs. Gray (Chairman), Tahbaz and Dr. Miller.  The nominating and governance committee provides committee membership recommendations to the Board of Directors along with changes to those committees.  In addition, the nominating and governance committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board of Directors.  The nominating and governance committee also identifies, evaluates and recommends to the Board, the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected.  The nominating and governance committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company.  The nominating and governance committee met four times in 2010.

The Board of Directors has determined that all members of the nominating and governance committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nomination of Directors

In accordance with its written charter, the nominating and governance committee investigates suggestions for candidates for membership on the Board of Directors, including candidates nominated by our stockholders, and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board of Directors.

Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws. Our Bylaws provide that a stockholder may bring certain business before an annual meeting, including, among other things, the nomination of directors if such stockholder has delivered written notice to the Secretary of the Corporation and such notice is received by the Secretary, not less than sixty (60) days and not more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting.  The stockholder notice must include the following information with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In recommending candidates for appointment or re-election to the Board of Directors, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, specifically, the Board considers, among other things, the candidate’s independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board or its committees.  While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

In addition, the nominating and governance committee seeks to ensure that at least a majority of the directors are independent under the rules of The NASDAQ® Stock Market, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under The NASDAQ® Stock Market rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.  Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

In determining whether to recommend a director for re-election, the nominating and governance committee considers, among other things, the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

Certain Relationships and Related Transactions

Transactions with Related Persons

From time to time, the compensation/stock option committee and the Company engages Denver Management Advisors, Inc. to advise on certain compensation practices, general compensation trends and the Company’s strategic plan.  Mr. Kikumoto, a member of our Board of Directors, is the co-founder and chief executive officer of Denver Management Advisors, Inc.  The Company paid Denver Management Advisors, Inc. approximately $105,000 during fiscal year 2010 for such services.  In addition to the foregoing payments to Denver Management Advisors, Inc., Mr. Kikumoto received a stock option award exercisable for 5,000 shares of the Company’s common stock as further compensation for the performance of such services.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee charter charges the committee with the responsibility to investigate, review, and report to the Board the propriety and ethical implications of any transactions between the Company and any employee, officer, or Board member, or any affiliates of the foregoing.  After the audit committee’s review and analysis of such transaction, the Board will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.  Applicable transactions may be reported to the audit committee by our independent auditors, employees, officers, Board members, or other parties.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation/stock option committee have been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the compensation/stock option committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Code of Ethics

We have adopted a Code of Ethics for directors, officers, and employees.  This Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the code, as well as other matters.  We will provide a copy of our Code of Ethics to any person, without charge, upon written request to:  Secretary, Air Methods Corporation, 7211 S. Peoria, Englewood, Colorado 80112.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our review of the copies of reports filed and upon written representations, we believe that during 2010, executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act of 1934, as amended, except for the Form 4 filed on behalf of Mr. Kikumoto on March 25, 2010, reporting an open market sale.  This Form 4 was filed late due to an administrative error.

STOCKHOLDER COMMUNICATIONS

The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing directed to the Company’s secretary at: Secretary, Air Methods Corporation, 7211 South Peoria, Englewood, Colorado 80112.  This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner.  Each communication intended for the Board of Directors and received by the Secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

The compensation/stock option committee of the Board of Directors (the “Committee”) has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

By the Compensation/Stock Option Committee

Lowell D. Miller, Ph.D., Chairman
Ralph J. Bernstein
Samuel H. Gray

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and the material elements of our compensation program for our executive officers for fiscal year 2010, including our chief executive officer, our chief financial officer and our five other most highly compensated executive officers (collectively, the “executive officers”).  The CD&A has been organized into two sections.  The first section, “Compensation Actions for 2010,” summarizes the compensation actions taken during 2010, as well as highlights the Company’s financial performance during 2010.  The second section, “General Compensation Practices and Philosophies,” discusses our general compensation philosophy and policies.

You will have the opportunity for the first time at this year’s Annual Meeting to endorse or not endorse the Company’s executive compensation program through the shareholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote) included as Proposal Three in this proxy statement. We encourage you to review this section of the proxy statement prior to casting your advisory vote on the “say-on-pay” proposal.

Section I – Compensation Actions for 2010

2010 Financial Highlights

One of our key Company objectives is strong financial performance that provides sustained, long-term increases in stockholder value.  The amount of compensation earned by our executive officers and other key employees is directly tied to our ability to deliver financial and operating performance that meets or exceeds or expectations.  As discussed in our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2010, the Company had a very strong year, including, revenues of $562,002,000 (representing a 9.3% increase from the year ended December 31, 2009), and net income of $44,115,000 (representing a 52.4% increase from the year ended December 31, 2009).

As a result of the Company’s successful financial performance, the Company’s executive officers earned above target annual incentive awards for achieving these results in 2010.  See 2010 Annual Bonus Targets.

Components of the Executive Compensation Program for 2010 and Fiscal Year 2010 Awards

As discussed in greater detail below in Section II, the main components of our executive compensation program are base salary and annual and long-term incentives, each of which are discussed below for fiscal 2010.

Base Salary.  In early 2010, the Committee agreed that effective March 1, 2010, each of the executive officers would receive a 4.5% salary increase.  As a result of the economic downturn, the base salary increase in 2010 was the first increase since January 2008.  In addition to the 4.5% salary increase, and prior to the effectiveness thereof, the Committee increased Mr. Allen’s base salary by an additional 15%.  The increase was made in recognition of Mr. Allen’s increasing responsibilities and to bring his base salary to an amount comparable to that received by the other executives with comparable duties and responsibilities.  The table below sets forth the base salary of each executive officer for 2010.

Base Salaries for 2010

Executive Officer	Base Salary
Aaron D. Todd, Chief Executive Officer	$409,900
Michael D. Allen, Senior Vice President, Hospital-Based Services	$249,900
Trent J. Carman, Chief Financial Officer, Secretary and Treasurer	$258,100
David L. Dolstein, Former Senior Vice President, Community-Based Services	$201,738
Sharon J. Keck, Chief Accounting Officer	$198,100
Edward T. Rupert, Senior Vice President, Community-Based Services(1)	$195,000
Paul H. Tate, Chief Operating Officer	$308,300
______________________________

(1)
Mr. Rupert commenced employment as the Company’s Senior Vice President, Community-Based Services on June 1, 2010.  Prior to his appointment, Mr. Rupert’s annual base salary with the Company was $130,000.  Pursuant to the terms of his employment agreement and effective for the remainder of fiscal year 2010, Mr. Rupert’s base salary was $195,000.

2010 Annual Bonus Targets. For 2010, the bonus amount for each executive officer, other than the Chief Accounting Officer, was tied to achievement of certain corporate performance goals, primarily related to, among other things, achieving pre-determined earnings per share target. As set forth in the table below, the annual bonus opportunity for the executive officer group ranges from 25% to 40% of the executive officer’s respective base pay.  In addition to the earning per share target, in 2010 the payment of annual bonuses was tied to achievement of certain operational and strategic goals.  The specific operational and strategic goals are not disclosed in this proxy statement because such disclosure would result in competitive harm to the Company.  The Company is involved in a unique business with very few competitors, and in particular very few public company competitors.  Accordingly, the disclosure of such information may provide insight into the Company’s planning process and projections.  For the objective strategic and operational goals, the Committee, pursuant to the recommendation of the Chief Executive Officer, established precise measures and determined the relative weight to be given to each measure, as well as the requirements as to how many of the measures needed to be achieved in order to reach threshold, target and maximum goals.  At the time that the operational and strategic goals were set, the targets that the Committee and the Chief Executive Officer established were substantially uncertain to be achieved. The full Board of Directors (other than our Chief Executive Officer) established the strategic and operational goals for the Chief Executive Officer.

The bonus amount for the Chief Accounting Officer was determined according to whether annual individual goals, which were set by the Chief Executive Officer and the Chief Financial Officer, were attained.  The individual goals established for Ms. Keck, our Chief Accounting Officer, included, among other things, the timely filing of the Company’s Form 10-Ks and Form 10-Qs.  The Chief Executive Officer and the Chief Financial Officer made a recommendation to the Committee and the Committee determined the bonus for the Chief Accounting Officer, taking into account their recommendation.  The rationale for excluding the Chief Accounting Officer from the formula bonus is to help avoid actual and apparent financial self-interest on the part of the Chief Accounting Officer in the achievement of key financial measures.  Ms. Keck, our Chief Accounting Officer, received a bonus in the amount of $150,000 for fiscal year 2010, representing approximately 76% of her 2010 base salary.

The earnings per share target for fiscal year 2010 was fully diluted earnings per share of $2.80 (“EPS Target”).  The EPS Target represents a 20% increase from the fully diluted earnings per share achieved in 2009 ($2.33).  For each $0.01 increase above the EPS Target, the bonus opportunity for each executive officer increased between .83% and 1.33%. In addition to the EPS Target and at the discretion of the Committee, the bonus amount for each executive officer could be increased by up to 10% for achievement of objectives deserving additional incentive compensation or if factors beyond the control of the executive officer negatively impacted the bonus computation.  The maximum bonus amount was capped at 300% of the target bonus amount.

For fiscal year 2010, the fully diluted earnings per share was $3.50, representing an approximate 50% increase from the fully diluted earnings per share achieved in 2009.  The table below illustrates each executive officer’s (other than the Chief Accounting Officer) bonus target and actual bonus amount paid for achievement of the EPS Target and certain strategic and operational goals.  Mr. Dolstein did not receive an annual bonus in light of his resignation in June 2010. Mr. Rupert, who was appointed to replace Mr. Dolstein as the Company’s Senior Vice-President, Community-Based Services, received an annual bonus for his services as a Regional Vice President, Community Based-Services in the amount of $26,319. In addition, he received a bonus in the amount of $159,705 for his services commencing in June 2010 as the Company’s Senior Vice President, Community-Based Services.

Target vs. Annual Incentive Bonuses
Paid for 2010 Performance

Executive Officer	2010 Annual Base Salary	Target Percentage of Base Salary	Target Bonus Amount	Total Cash Bonus (not including the EVA Bonus Amount)	Percentage of Base Salary for Individual Bonus Amount Approved (not including EVA Bonus Payment)
Aaron D. Todd, Chief Executive Officer	$409,900	40%	$163,960	$491,880	120%
Michael Allen, Senior Vice President, Hospital-Based Services	$249,900	30%	$74,970	$216,039	86%
Trent J. Carman, Chief Financial Officer, Secretary and Treasurer	$258,100	25%	$64,525	$193,575	75%
Paul H. Tate, Chief Operating Officer	$308,300	30%	$92,490	$196,387	64%

Long-Term Incentive Awards for 2010. Long-term incentive awards are designed to align the interests of our executives with those of our stockholders.  In 2010, the Committee decided to award only stock options to executive officers.  Stock option grant levels are set annually based on the targeted expected value and recent stock price performance.  The size of future awards is evaluated and determined annually based on a consideration of competitive practices and changes in our stock price year over year.  The executive officers and other executives receive incentive stock options with the following characteristics:

•	An exercise price equal to closing price of the Company’s common stock on the date of grant.

•	Annual vesting in approximately equal installments over a three-year period.

•	Expiration five years after the date of grant.

2010 Annual Incentive Awards

Executive Officer	Number of Stock Options		Grant Date Fair Value of Stock Options	Percentage of Base Salary
Aaron D. Todd, Chief Executive Officer	15,000		$159,576	39%
Michael Allen, Senior Vice President, Hospital-Based Services	7,500		$78,900	32%
Trent J. Carman, Chief Financial Officer, Secretary and Treasurer	7,500		$78,900	31%
David Dolstein, Former Senior Vice President, Community-Based Services	7,500	(1)	$78,900	39%
Sharon J. Keck, Chief Accounting Officer and Controller	5,000		$52,600	27%
Edward T. Rupert, Senior Vice President, Community-Based Services(2)	---		---	---
Paul H. Tate, Chief Operating Officer	10,000		$105,200	34%
______________________________________________

(1)	These stock options were forfeited in connection with Mr. Dolstein’s resignation effective June 1, 2010.

(2)
Mr. Rupert commenced employment as the Company’s Senior Vice President, Community-Based Services on June 1, 2010, and as such, was not eligible to receive an annual incentive award.  However, Mr. Rupert received a stock option award to purchase 10,000 shares of the Company’s common stock (grant date fair value in an amount equal to $125,300) in connection with the commencement of his employment as the Company’s Senior Vice President, Community-Based Services.

Payment of EVA Performance Bonuses

The Board of Directors of the Company adopted the Economic Value Added Plan (the “EVA Plan”) on February 5, 2009.  Pursuant to the terms of the EVA Plan, Messrs. Allen, Carman, Dolstein, Tate and Todd were eligible to receive incentive compensation based upon the financial performance of the Company during the period of time commencing January 1, 2009 and ending on December 31, 2010 (the “Performance Period”).  The EVA Plan was designed to reward the participants for sustained, continuous improvement in operating profit in relation to the invested capital employed in the business. The Committee adopted the EVA Plan because of its belief that compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, the EVA Plan has the highest correlation with the creation of value for stockholders over the long term.

The amounts payable under the EVA Plan were based upon the “Economic Value Added” during the Performance Period.  Under the EVA Plan, “Economic Value Added” is an amount equal to: (a) the 2010 Closing Valuation (as defined hereafter) minus (b) the 2009 Opening Valuation (as defined hereafter).  The valuations were determined as follows:

•
The “2009 Opening Valuation” is calculated as follows: (a) EBITDAR (as defined in the EVA Plan) for the fiscal year ended December 31, 2008 multiplied (b) by the Business Valuation Multiple (as defined in the EVA Plan), minus (c) any debt as of December 31, 2008, plus (d) any cash as of December 31, 2008.

•
The “2010 Closing Valuation” is calculated as follows: (a) EBITDAR for the fiscal year ended December 31, 2010 multiplied (b) by the Business Valuation Multiple, minus (c) any debt as of December 31, 2010, plus (d) any cash as of December 31, 2010.

Upon completion of the Performance Period and in accordance with the terms of the EVA Plan, the Committee determined that the “Economic Value Added” was $10,538,921.  As a result of Mr. Dolstein’s resignation from the Company in June 2010, he was not eligible to receive his allotted percentage (18.5%) of the “Economic Value Added,” approximately $1,949,700. Pursuant to the terms of the EVA Plan, the “Economic Value Added” was reduced by the amount that would have otherwise been payable to Mr. Dolstein.  Accordingly, the “Economic Value Added” was equal to $8,589,221 ($10,538,921 - $1,949,700).

In accordance with the terms of the EVA Plan, each of Messrs. Allen, Carman, Tate and Todd are eligible to receive a certain percentage of the “Economic Value Added.”  Such payments are payable in three equal installments on each of March 11, 2011, January 1, 2012 and January 1, 2013 (the “Payment Dates”).  In accordance with the terms of the EVA Plan, the participants received (on March 11, 2011) and will receive on the subsequent Payment Dates (assuming continued employment in the same or more senior position as set forth in the EVA Plan) the following amounts:

Executive Officer	Percentage	Amount Payable on each of March 11, 2011, January 1, 2012 and January 1, 2013
Aaron D. Todd, Chief Executive Officer	33.0%	$1,159,281
Michael D. Allen, Senior Vice President, Hospital Based Services	15.0%	$526,946
Trent J. Carman, Chief Financial Officer, Secretary and Treasurer	15.0%	$526,946
Paul H. Tate, Chief Operating Officer	18.5%	$649,900

Adoption of Equity Retention Guidelines for Directors and Officers

In order to better align the interests of our executive officers and directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Committee approved equity retention guidelines in late 2010.  As a result of the guidelines, an executive officer is required to achieve the target stock ownership within three (3) years after being designated as a Section 16 Officer, or in the case of an executive officer designated as a Section 16 Officer at the time the guidelines were adopted, five (5) years from the date of adoption of the guidelines (such date being December 31, 2015).  Non-employee directors are required to achieve the target stock ownership within three (3) years of joining the Board of Directors, or in the case of non-employee directors serving at the time the guidelines were adopted, three (3) years from the date of adoption of the guidelines (such date being December 31, 2013).

The ownership requirement for our non-employee directors is a minimum of 15,000 Qualifying Shares (as defined hereafter).  As defined under the guidelines, “Qualifying Shares” includes the Company’s common stock (including vested and unvested restricted common stock) and shares of common stock represented by unexercised options.  Executive officers must own a number of Qualifying Shares equal to a multiple of their base salary.  The multiples of base salary for the various executive levels are as follows:

Executive Level	Multiple of Base Salary
Chief Executive Officer	5
Chief Financial Officer	3
Chief Operating Officer	3
Senior Vice Presidents	3
Vice Presidents	1

Executive Employment and Departures

In June 2010, Edward T. Rupert was appointed our new Senior Vice President, Community-Based Services, replacing David L. Dolstein, who had served in that role since July 1997, and resigned effective June 2010.  Mr. Dolstein would have been included as a named executive officer in 2010 due to his total compensation received during 2010.  Shortly after his departure, Mr. Dolstein entered into a consulting arrangement with us to assist in effecting the transition of his duties as the Senior Vice President, Community-Based Services for a period of seven months (terminated on December 31, 2010).  Mr. Dolstein received approximately $30,000 for providing consulting services.  Mr. Dolstein also received a severance payment in the approximate amount of $106,000.  The Committee agreed to pay the foregoing severance amount to Mr. Dolstein in an attempt to compensate Mr. Dolstein for the forfeiture of his payments under the EVA Plan.

In 2010, we also appointed Howard L. Ragsdale as our Senior Vice President, Business Development.  Messrs. Ragsdale and Rupert entered into employment agreements with the Company, the terms and conditions of which are similar to those of the employment agreements of our other executive officers (other than Mr. Todd) except the employment agreements of Messrs. Ragsdale and Rupert do not provide for any tax-gross up payments. See “Employment Agreements” below.

Section II – General Compensation Practices and Philosophies

Our compensation program is intended to provide a link between increasing the long-term value of stockholder investment in the Company and the compensation earned by our executive officers. Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our stockholders and motivates executives to remain with the Company for long and productive careers built on expertise.We believe that our stockholders should always benefit first before any element of our executives officers’ variable compensation is earned or paid. For example, under our annual bonus program a minimum level of corporate performance must be achieved before any bonus is payable (other than the bonus amount payable to our Chief Accounting Officer). The Committee and the Board of Directors, at the recommendation of our Chief Executive Officer, carefully set that minimum each year. Even if the minimum level is achieved, the Committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

The objectives of our compensation programs are to:

•	Attract and retain executives capable of leading us to meet our business objectives;
•	Adequately compensate our executive officers for achieving important short-term objectives;
•	Align the interests of executive officers and stockholders through the use of equity and other long-term incentives; and
•	Reward executives for achieving sustainable increases in the value of stockholders’ investments.

Compensation Program Actions and Governance

Actions under the compensation program for our executive officers fall into three categories:

•	Compensation Program Design. Establishing the overall design and governance of our executive compensation program, which occurs throughout the fiscal year.
•
Performance Review Process for Prior Fiscal Year. Adjusting base salary and approving actual incentive plan awards based on each executive officer’s performance for the just-completed fiscal year, typically occurring in February following the fiscal year end.

•
Setting Compensation Opportunities for Current Fiscal Year. Determining future compensation targets and maximum awards for our executive officers for a fiscal year, typically occurring in February of the fiscal year.

The following table depicts the roles of management, the Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

Action	For the Chief Executive Officer (“CEO”)	For Other Executive Officers
Design compensation program	Board of Directors (other than the CEO) and the Compensation Committee	Board of Directors and Compensation Committee

Establish target and maximum Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO and Compensation Committee

Performance appraisal	Board of Directors (other than the CEO)	CEO

Recommend base salary adjustments	Board of Directors (other than the CEO) and the Compensation Committee	CEO

Approve base salary adjustments	Board of Directors (other than the CEO)	Compensation Committee

Recommend Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO

Approve Incentive Plan awards	Board of Directors (other than the CEO)	Compensation Committee

As noted above, the Committee makes all base, bonus and equity compensation decisions regarding executive officers, with the exception of Mr. Todd, whose compensation is approved by the entire board of directors (other than Mr. Todd).  In making such determinations, the Committee relies on the recommendations provided by Mr. Todd with respect to all of the other executive officers, as well as information provided by management with respect to financial projections for the Company and divisional performance goals.

Elements of Executive Compensation

Our compensation structure consists of two components, each of which is described below.

•
The first component consists of competitive base pay for executive officers, plus a competitive suite of retirement, health, and welfare benefits.  Our executive officers enjoy the same retirement, health and welfare package as all of our exempt employees, except that we also provide additional disability income protection insurance coverage to our executive officers.  Our base pay and benefits are designed to attract and retain top executives and to be sufficiently robust to retain executive officers during times when incentive compensation is low.

•
The second component consists of a short-term (annual) bonus award, which is linked to individual and Company performance on a year-by-year basis, as well as long-term incentive awards granted under the Amended and Restated 2006 Equity Compensation Plan, as amended (“2006 Plan”).  The 2006 Plan allows for grants of incentive stock options, non-statutory stock options, shares of restricted stock and stock appreciation rights.  The 2006 Plan is designed to reward executive officers for increasing the value of stockholders’ investment.  The Committee is currently discussing and evaluating whether to adopt another plan similar in nature to the EVA Plan, but at this time has not committed to do so.

Reasons for Paying Each Element of Compensation

The reasons for paying each element of compensation are as follows:

•
Salary and benefits are paid for ongoing performance throughout the year.  The amount of base salary payable to each executive officer is commensurate with each executive’s responsibilities, experience and past performance.

•
The annual bonus component of executive compensation is in place to encourage and reward the achievement of the various Company objectives, including, among other things, certain growth targets of our community-based services, securing and retaining hospital-based service contracts, achieving earnings per share goals and divisional earnings goals.  The annual bonus rewards the achievement of short-term objectives which should eventually translate into a sustainable increase in stock price.

•
The long-term incentive compensation currently consists of options and time-vested restricted stock under the 2006 Plan and cash awarded under the EVA Plan.  Our long term incentive compensation is designed to reward executives if they are successful in increasing the value of stockholder investment.  It also helps encourage executives to avoid behavior which results in short-term benefit at the expense of long-term share value.

Determination of the Amount and Formula for Each Element of Pay

Generally, we choose to pay various elements of compensation based on (1) the base pay necessary to attract and retain talent, (2) internal equity, and (3) corporate and individual performance. Specific factors considered for each element of compensation are as follows:

•
Base pay is set by the Committee in an amount which is adequate to attract and retain the talent that the Company needs. The amount of base salary payable to each executive officer is commensurate with each executive’s responsibilities, experience and past performance.  The Committee is careful to take into account internal equity and the relative value of individual executive officer jobs, as well as the value of the jobs immediately below the executive officer level.  The Company operates in a relatively unique industry and it is not possible to look at similar peer companies, especially public companies, to ensure that the Company is competitive with market practices base pay.  Base pay is not utilized by the Company to reward outstanding individual and/or corporate performance, which is instead tied to the short-term and long-term incentive plans.

•
The annual bonus opportunity for the executive officer group customarily ranges from 25% to 40% of the executive officers’ respective base pay.  As noted above, and as a result of the Company’s successful financial performance in 2010, the bonus amounts paid to the executive officers in 2010 were in excess of the ranges customarily set for the executive officers as a group.  Amounts above the target can be granted in the case of outstanding individual and corporate performance according to a predetermined formula, discussed below.  It is the intent of the Committee that outstanding corporate and individual performance be rewarded through the bonus program, rather than by permanent additions to base salary.

•
The long-term incentives granted in 2009 and 2010 under the 2006 Plan consisted of stock options.  The Committee considered both individual performance and the financial impact of the grant on the Company, when determining the size of the grants.  In 2011, the Committee elected to issue shares of restricted stock to the executive officers, rather than options.  The shares of restricted stock vest in equal installments over a period of three years.

Specific Forms of Compensation and the Role of Discretion

In the past, the Committee has retained the authority to review executive officer base compensation and to make increases based on change of responsibility, cost of living, and market norms.  Also, the Committee has retained the authority to make long-term incentive grants based on executive performance and market norms.  The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants and restricted stock with or without predetermined performance goals.

The Committee may make future grants of options, restricted stock, or other equity compensation, subject to objective performance goals.  At this time, it has not determined whether it would exercise discretion to reduce the size of an award or payout even if performance goals are not met.  However, the Committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

Policies for Allocating Between Long-Term and Short-Term Incentives

Our philosophy is to place the executive team in the shoes of the stockholders to the greatest extent possible.  Therefore, the largest potential component of compensation comes from payment and awards under our 2006 Plan. That is, when the value of stockholders’ investment is increased, executives have the greatest opportunity for gain.

The currently paid-out compensation consists of base pay in an amount commensurate with each executive officer’s responsibilities, experience and past performance.  The intention of the Committee is that rewards for exceptional Company and individual performance be attached to incentive compensation, rather than be built into base pay.

The currently paid-out compensation also consists of the annual incentive bonus.  The Committee acknowledges that annual bonuses are an important part of achieving yearly goals which should over time turn into a sustained increase in share value.  While the Committee believes that the annual bonuses paid should be sufficient to drive superior annual performance, it also believes that the bulk of executives’ rewards should be attached to the long-term incentive, rather than the annual incentive.

Allocation Between Cash and Non-Cash Compensation

The most significant forms of non-cash compensation are the long-term incentive opportunities under the 2006 Plan, and they are the most significant portion of the total compensation package for the reasons stated above.  The only other sources of non-cash compensation are the 401(k) retirement plan and the health and welfare plans, including disability income protection coverage.  While the foregoing benefits are competitive, they are considerably less in amount than our other forms of compensation.

Long-Term Compensation – Basis for Reward and Downside Risk

Historically, we awarded only stock options to our executive officers.  However, as noted above, the Committee elected to issue shares of time-vested restricted stock to the executive officers in fiscal years 2008 and 2011.  After discussion with the Committee’s compensation consultant and a survey of incentive compensation awards to companies of similar size, the Committee elected to award shares of time-vested restricted stock in 2011 to the executive officers and directors.  See 2011 Equity Grants.

The Committee may elect to issue stock options or other types of equity incentive awards in the future.  Restricted stock and options bear a relationship to our long-term goals in that they increase in value as the stock increases in value, and vice versa.  Management bears significant exposure to downside risk through options, shares of restricted stock, and shares of common stock the executive officers own outright.  We have carefully evaluated the cost of options we grant to our executive officers.  We will continue to evaluate the cost of options and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building long-term share value.

Compensation Consultant

From time to time, the Committee engages Denver Management Advisors, Inc. (“DMA”) to provide the Committee with a review of general industry trends and the broad executive compensation climate.  DMA and its lead representatives report directly to the Committee.  During 2010, the Committee engaged DMA to analyze the types of long-term incentives available for award to the Company’s executive officers and assist with the preparation of the equity retention guidelines adopted by the Committee and the Board of Directors in late 2010.  As noted above, Mr. Kikumoto is a co-founder and chief executive officer of DMA.

Equity Grants and Market Timing

Our 2010 fiscal-year grant of stock options was independent of the timing of our release of material, non-public information.  We currently intend to maintain this practice in the future.  We have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Executive Officers’ Individual Performance and Contribution

The Committee considers a variety of factors, both qualitative and quantitative, in evaluating our executive officers and making compensation decisions.  Market factors and the individual contribution of each officer of the Company impact decisions regarding each executive officer’s base pay, the size of each executive officer’s annual bonus opportunity, and the size of each executive officer’s long-term incentive opportunity.

Specific objectives against which executive performance is gauged determine the amount each executive receives under the annual bonus plan.  These objectives include the addition and retention of hospital-based service contracts, growth of our community-based services, growth of the Products Division, securing capital to finance expansion, and meeting the growth goals of particular divisions.  Success in these areas is determined both on an individual and team basis.

Certain goals are corporate goals against which the executive officers’ performance is judged as a team.  These include earnings per share goals and growth in the value of stockholder investment.  Rewards under the long-term incentive plans are primarily tied to the extent these corporate goals are achieved.

Clawback Policy

At this time, the Committee has not adopted a clawback policy for the executive management team.  While in full support of such a policy, the Committee is waiting for more formal guidance from the Securities and Exchange Commission in response to the recent Dodd Frank legislation before adoption and implementation of a formal policy.

However, as required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by the Chief Executive Officer and the Chief Financial Officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

The Committee would consider clear, sustained market trends as well as the Company’s performance, in approving a material increase or decrease in executive compensation.

Previously Earned Compensation

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently.  The Committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer, or any of the company’s three other most highly compensated executive officers who are employed as of the fiscal year end.  The limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders).

In 2010, the grant of stock options and payments of discretionary annual cash bonuses were designed to satisfy the requirements for deductible compensation.

In addition to the foregoing, we monitor the treatment of options under FASB ASC Topic 718 (formerly FAS 123R) in determining the form and size of option grants.

Benchmarking of Compensation

In the course of determining compensation of executive officers in 2010 and 2011, we looked at publicly traded companies of a similar size.  The Company is an air ambulance company and it is not possible to build a peer group of companies against which to benchmark compensation.  Accordingly, we looked at the compensation paid to the executive officers of public companies of a similar size to ascertain whether the Company generally is in keeping with current compensation levels.  We believe it is useful to engage in this exercise periodically because these other companies may be competitors for talent.

Even if we were able to build a peer group of companies, our compensation philosophy does not include an effort to pay at a particular percentile of market.  Accordingly, we would not attempt to use other companies as a benchmark against which to set our compensation.

Risk Mitigation

We believe our compensation programs are discretionary, balanced and focused on the long term.  Under this structure, the highest amount of compensation that can be achieved is through consistent superior performance over sustained periods of time.  This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term.  Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.  Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards.  With limited exceptions, the Committee retains a large amount of discretion to adjust compensation for quality of performance and adherence to Company values.

Equity Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by the Chief Executive Officer, Chief Financial Officer, and each of the five other most highly compensated executive officers for the years ended December 31, 2010, 2009 and 2008:

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Option Awards (2) ($)	Stock Awards (26) ($)		All Other Compensation ($)		Total ($)
Aaron D. Todd,	2010	409,900		1,651,161	159,576	---		13,999	(3)	2,234,636
Chief Executive	2009	392,200		470,640	110,140	---		20,033	(4)	993,013
Officer	2008	392,200		---	---	273,360		26,332	(5)	691,892
Michael D. Allen,	2010	249,900		742,985	78,900	---		12,812	(13)	1,084,597
Senior Vice President,	2009	207,900		141,372	50,325	---		10,494	(14)	410,091
Hospital-Based Services	2008	207,900		---	---	136,680		12,352	(15)	356,932
Trent J. Carman,	2010	258,100		720,521	78,900	---		13,310	(6)	1,070,831
Chief Financial Officer,	2009	246,900		185,175	50,325	---		11,830	(7)	494,230
Secretary and Treasurer	2008	246,900		---	---	136,680		12,270	(8)	395,850
David Dolstein,	2010	338,709	(9)	0	78,900	---		14,543	(10)	432,152
Former Senior	2009	257,400		64,350	50,325	---		14,694	(11)	386,769
Vice President,	2008	257,400		---	---	136,680		11,115	(12)	405,195
Community- Based Services
Sharon J. Keck,	2010	198,100		150,000	52,600	---		12,479	(16)	413,179
Chief Accounting	2009	189,500		50,000	36,500	---		10,589	(17)	286,589
Officer and Controller	2008	189,500		---	---	68,340		9,867	(18)	267,707
Edward T. Rupert,	2010(19)	195,000		186,024	125,300	---		7,995	(20)	514,319
Senior Vice President, Community-Based Services
Paul H. Tate,	2010	306,254		846,287	105,200	---		13,314	(21)	1,273,101
Chief Operating	2009	314,734		265,500	67,100	---		11,450	(22)	658,784
Officer	2008(24)	221,250		---	388,000	198,755	(25)	6,195	(23)	814,200

(1)
Bonuses were not earned by the executive officers in 2008.  Bonuses earned in 2009 and paid in 2010 are included in the 2009 compensation. Bonuses earned in 2010 and paid in 2011 are included in the 2010 compensation.  Bonus amounts for Messrs. Allen, Carman, Todd and Tate also include payments under the EVA Plan, which are payable in three equal installments over a three year period.  The first installment payment was made on March 15, 2011.  The remaining installment payments will be made on January 1, 2012 and January 1, 2013.  See Payment of EVA Performance Bonuses.

(2)
Valuation assumptions are discussed following the 2010 Grants of Stock Options Under Plan-Based Awards table on the next page of this report.  The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718.

(3)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $1,119.

(4)	Consists of a $11,826 match to the 401(k) plan and a disability income protection premium of $8,207.

(5)	Consists of a $18,125 match to the 401(k) plan and a disability income protection premium of $8,207.

(6)	Consists of a $12,258 match to the 401(k) plan and a disability income protection premium of $1,052.

(7)	Consists of a $8,642 match to the 401(k) plan and a disability income protection premium of $3,188.

(8)	Consists of $9,082 match to the 401(k) plan and a disability income protection premium of $3,188.

(9)	Such amount includes $136,971 paid to Mr. Dolstein under the terms of his consulting agreement.

(10)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $1,663.

(11)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $1,814.

(12)	Consists of a $9,301 match to the 401(k) plan and a disability income protection premium of $1,814.

(13)	Consists of a $11,721 match to the 401(k) plan and a disability income protection premium of $1,091.

(14)	Consists of a $9,403 match to the 401(k) plan and a disability income protection premium of $1,091.

(15)	Consists of a $11,261 match to the 401(k) plan and a disability income protection premium of $1,091.

(16)	Consists of a $11,686 match to the 401(k) plan and a disability income protection premium of $793.

(17)	Consists of a $9,796 match to the 401(k) plan and a disability income protection premium of $793.

(18)	Consists of a $9,074 match to the 401(k) plan and a disability income protection premium of $793.

(19)
Mr. Rupert commenced employment as the Company’s Senior Vice President, Community-Based Services on June 1, 2010.  Prior to Mr. Rupert’s appointment as Senior Vice President, Community-Based Services, his annual base salary was $130,000.

(20)	Consists of a $7,581 match to the 401(k) plan and a disability income protection premium of $414.

(21)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $434.

(22)	Consists of a $11,450 match to the 401(k) plan.

(23)	Consists of a $6,195 match to the 401(k) plan.

(24)	Mr. Tate commenced employment with the Company on March 31, 2008.

(25)
Represents award date (March 31, 2008) market price value of 3,500 shares of restricted stock granted to Mr. Tate in conjunction with his employment by the Company and includes market price value of 600 shares of restricted stock granted to Mr. Tate on January 2, 2008 for his 2008 service as a member of the Board of Directors prior to employment by the Company.

(26)
No restricted stock was awarded to the executive officers in 2009 and 2010.  For the amounts reflected for 2008, restricted stock is valued at the closing price of the common stock on the date of grant.

2010 GRANTS OF STOCK OPTIONS UNDER PLAN-BASED AWARDS

Stock option grants to the executive officers were as follows for the year ended December 31, 2010:

Executive Officer	Grant Date	Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ Share)	Grant Date Fair Value of Stock Option Awards ($)
Aaron D. Todd, Chief Executive Officer	02/11/2010	15,000		$27.93	159,576
Michael D. Allen, Senior Vice-President, Hospital-Based Services	02/10/2010	7,500		$27.64	78,900
Trent J. Carman, Chief Financial Officer, Secretary and Treasurer	02/10/2010	7,500		$27.64	78,900
David L. Dolstein, Former Senior Vice President, Community Based Service	02/10/2010	7,500	(1)	$27.64	78,900
Sharon J. Keck, Chief Accounting Officer and Controller	02/10/2010	5,000		$27.64	52,600
Edward T. Rupert, Senior Vice President Community-Based Services	06/02/2010	10,000		$32.57	125,300
Paul H. Tate, Chief Operating Officer	02/10/2010	10,000		$27.64	105,200
______________________________________
(1)	These stock options were forfeited in connection with Mr. Dolstein’s resignation effective June 1, 2010.

With respect to the “Option Awards” column and footnote number 2 in the Summary Compensation Table, the named executive officers were awarded option grants during fiscal year 2010, the value of which is reported as a dollar figure as required. That amount was calculated in accordance with the requirements of FASB ASC Topic 718, as explained below.  Total compensation includes the valuation of the option grant, as required. The options granted in 2010 vest in three equal installments on each of the first, second and third anniversaries of the date of grant with respect to all executive officers.  The options will expire five years from date of grant.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.  The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding.  Expected volatility is based on historical volatility of the Company’s stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The 2006 Plan provides that the exercise price of option grants shall be set at the closing price of the common stock upon the date of the grant.  For the awards reported in the above Grants of Stock Options Under Plan-Based Awards table, the exercise price was determined in that same manner.  Should options be granted on a non-business day, the closing price of the common stock on the next business day will be the exercise price.  In the event the holder of a stock option grant terminates employment prior to complete vesting of the grant, the optionee has 90 days beyond the termination date to exercise vested shares. Shares subject to the stock option grant which were not vested upon the date of termination are canceled. Canceled shares then become subject to reissue under the particular plan provisions.

2011 Equity Grants

Consistent with the Committee’s philosophy of incenting long-term Company performance, in February 2011, the Committee made its annual equity grants to our executive officers, in the form of restricted stock grants.  The restricted stock vests, with respect to all executive officers, in three equal installments on each of January 1, 2012, January 1, 2013 and January 1, 2014.  Unlike the shares of restricted stock granted in 2008 (which were required to be held for an additional one-year period upon vesting), the shares of restricted stock granted in 2011 are freely tradable upon vesting.

In 2011, the executive officers were granted the following number of time-vested restricted shares:

Executive Officer	Shares (#)
Aaron D. Todd, Chief Executive Officer	3,000
Michael D. Allen, Senior Vice-President, Hospital-Based Services	2,000
Trent J. Carman, Chief Financial Officer, Secretary and Treasurer	2,000
Sharon J. Keck, Chief Accounting Officer and Controller	2,000
Edward T. Rupert, Senior Vice President, Community- Based Services	2,000
Paul H. Tate, Chief Operating Officer	2,000

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table provides certain summary information concerning unexercised options and shares of restricted stock that have not vested as of December 31, 2010:

	Option Awards				Stock Awards
Executive Officer	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (12) ($)
Aaron D. Todd,	22,957	---	$27.06	02/07/12 (1)	---		---
Chief Executive	5,000	10,000	$19.40	02/05/14 (2)	---		---
Officer	---	15,000	$27.93	02/11/15 (3)	---		---
Michael D. Allen,	20,000	---	$27.06	02/07/12 (1)	---		---
Senior Vice President,	5,000	2,500	$17.90	01/07/14(4)	---		---
Hospital-Based Services	---	7,500	$27.64	02/10/15(5)
Trent J. Carman,	20,000	---	$27.06	02/07/12 (1)	---		---
Chief Financial	5,000	2,500	$17.90	01/07/14 (4)	---		---
Officer, Secretary and Treasurer	---	7,500	$27.64	02/10/15(5)	---		---
David L. Dolstein,	---	---	---	---	---		---
Former Senior Vice President, Community-Based Services
Sharon J. Keck,	2,500	---	$28.70	05/03/11 (7)	---		---
Chief Accounting	12,000	---	$27.06	02/07/12 (1)	---		---
Officer and Controller	3,333	1,667	$19.26	02/04/14 (8)	---		---
	---	5,000	$27.64	02/10/15 (5)
Edward T. Rupert	-0-	10,000	$32.57	06/02/2015(13)	---		---
Senior Vice President, Community-Based Services
Paul H. Tate,	7,500	---	$27.92	01/02/12 (9)	---		---
Chief Operating	16,666	8,334	$48.37	03/31/18 (10)	---		---
Officer	6,666	3,334	$17.90	01/07/14 (4)	---
	---	10,000	$27.64	02/10/15 (5)	---		---
	---	---	---	---	2,334	(11)	$131,334

(1)
1/3 of the total number of options granted under this award vested upon issue.  An additional 1/3 of the total number of optioned shares vested upon each of the second and third anniversaries of the grant date, February 7, 2007.

(2)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, February 5, 2009.
(3)	1/3 of the total number of options granted under this award will vest on each of the first, second and third anniversaries of the grant date, February 11, 2010.
(4)
1/3 of the total number of options granted under this award vested or will vest upon each of the first, second and third anniversaries of the vesting date established by the Board of Directors (December 31, 2009).  The grant date was January 7, 2009.

(5)	1/3 of the total number of options granted under this award will vest on each of the first, second and third anniversaries of the grant date, January 10, 2010.

(6)	Mr. Dolstein retired from the Company on June 1, 2010. All unvested and all vested and unexercised option grants were forfeited.
(7)	1/3 of the total number of options granted under this award vested on each of the first, second and third anniversaries of the grant date, May 3, 2006.
(8)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, February 4, 2009.
(9)
Options vested at a fixed rate of 625 shares per month during the calendar year 2007, and became fully vested on December 31, 2007.  The grant date was January 2, 2007.  Mr. Tate received these options for his service as a Director of the Company.

(10)
1/3 of the total number of optioned shares will vest upon each of the first, second and third anniversaries of the grant date, March 31, 2008.  Mr. Tate received these options upon becoming an officer of the Company.

(11)
3,500 shares of restricted stock were granted on March 31, 2008, with 3-year vesting provisions commencing March 31, 2009.  In addition to 3-year vesting provisions, the Board directed that vested shares be held for an additional year beyond the vesting date before becoming freely tradable.  Represents 2,334 shares of unvested restricted stock that will vest in equal amounts on March 31, 2011 and March 31, 2012.

(12)	Unvested share value is calculated based upon the closing price of the Company’s common stock at December 31, 2010, $56.27.
(13)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, June 2, 2010.

2010 OPTION EXERCISES AND STOCK VESTED

The following table contains information with respect to the executive officers concerning option exercises and vesting of restricted stock during fiscal year 2010:

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise(1)(#)	Value Realized on Exercise(2)($)	Number of Shares Acquired on Vesting(3)(#)		Value Realized on Vesting(4)($)
Aaron D. Todd,	27,043	$461,856	2,000		$112,540
Chief Executive Officer
Michael D. Allen,	16,667	$334,674	1,000		$56,270
Senior Vice President, Hospital-Based Services
Trent J. Carman,	---	---	1,000		$56,270
Chief Financial Officer, Secretary and Treasurer
David L. Dolstein,	2,500	62,600	1,000	(5)	$56,270
Former Senior Vice President, Community-Based Services
Sharon J. Keck,	7,500	$99,525	500		$28,135
Chief Accounting Officer and Controller
Edward T. Rupert,	---	---	---		---
Senior Vice President, Community-Based Services
Paul H. Tate,	4,500	$115,560	1,167		$39,678
Chief Operating Officer

(1)	Represents aggregate number of shares acquired upon exercise in fiscal year 2010.
(2)
Represents aggregate net gain on shares acquired by options exercised in fiscal year 2010.  Value is based upon the closing price of our common stock on the date of share acquisition less the exercise price of the options.

(3)
Represents the aggregate number of shares acquired upon vesting of restricted stock in 2010.  In all instances, the sale of, or other transactions with respect to, such vested stock is restricted for one year following the vesting date.  Shares for all executive officers other than Mr. Tate vested on December 31, 2010; Mr. Tate’s shares vested on March 31, 2010.

(4)
Represents the aggregate net value of the shares acquired by the vesting of restricted stock in 2010.  Value Realized on Vesting for Messrs Todd, Carman, Dolstein, and Allen and Ms. Keck is the product of the number of vested shares and the market value of the underlying shares on the vesting date, December 31, 2010. Value Realized on vesting for Mr. Tate is the product of the number of vested shares and the market value of the underlying shares on the vesting date, March 31, 2010.

(5)	These shares were forfeited in connection with Mr. Dolstein’s resignation effective June 1, 2010.

EMPLOYMENT AGREEMENTS

We entered into an Employment Agreement with Mr. Todd effective July 1, 2003, for an initial term of two years, subject to successive one-year extensions.  Mr. Todd’s Employment Agreement may be terminated by either party upon 90 days’ written notice, or immediately by us for cause.  In the event we terminate Mr. Todd’s Employment Agreement without cause, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment.  During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment.  Effective May 7, 2007, Mr. Todd’s employment contract was amended to provide that if any payments are to be made to Mr. Todd on account of a change of control, and if those payments result in an Excise Tax on Mr. Todd imposed by Section 4999 of the Internal Revenue Code, then Mr. Todd will be entitled to an additional payment.  Such payment (referred to in his Employment Agreement as a “Gross-Up Payment”) will be in an amount such that after payment by Mr. Todd of all taxes,  Mr. Todd retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the change of control payments.

We entered into Employment Agreements with Ms. Keck effective January 1, 2003; with Mr. Carman effective April 28, 2003; with Mr. Allen effective January 4, 2006; with Mr. Tate effective February 22, 2008; with Messrs. Ragsdale and Rupert June 1, 2010.  Each agreement was for an initial term of one year starting on the effective date and is subject to successive one-year extensions.  Each agreement may be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause.  In the event we terminate an agreement without cause, the executive is entitled to severance payments for 12 months following termination at an annual rate equal to his/her highest cash compensation during any 12-month period of the executive’s employment.  During the term of employment and for 12 months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, each executive officer (other than Mr. Todd) is entitled to severance payments for 24 months following termination at an annual rate equal to his or her highest cash compensation during any 12-month period of the executive’s employment.  Effective May 7, 2007, the employment contracts for Messrs. Carman and Allen and Ms. Keck were amended to provide that if any payments are to be made to them on account of a change of control, and if those payments result in an Excise Tax imposed by Section 4999 of the Internal Revenue Code, then each of these individuals subject to the Excise Tax shall be entitled to an additional payment.  Such payment (referred to in the Employment Agreements as a “Gross-Up Payment”) will be in an amount such that after the payment by the executive of all taxes, the executive will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed on the change of control payments.  Mr. Tate’s employment agreement provides for a Gross-Up Payment as well.  However, the employment agreements recently executed with Messrs. Ragsdale and Rupert do not provide for a Gross-Up Payment.

In addition to the severance payments described above, the executive is entitled to continue to receive, at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he/she is entitled to health insurance coverage.  As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company.  During the term of employment and for five years following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

2010 Potential Payments Upon Termination or Change in Control

The following table summarizes potential payments that would be made to the executive officers upon termination or a change in control of the Company, assuming the triggering event took place on December 31, 2010, and the stock price was the closing market price as of that date.

2010 Potential Payments Upon Termination or Change in Control

Executive Officer	Benefit	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Death ($)	Disability ($)	Change in Control ($)
Aaron D. Todd,	Severance(1)	1,336,046	2,672,092	---	---	---
Chief	Death(1)	---	---	33,931	---	---
Executive	Disability(1)	---	---	---	203,589	---
Officer	Accelerated Vesting of Stock Options(2)	---	---	---	---	88,470
	Tax Gross-Up	---	---	---	---	---

Michael D. Allen,	Severance(1)	396,531	793,063	---	---	---
Senior Vice	Death(1)	---	---	20,286	---	---
President,	Disability(1)	---	---	---	121,719	---
Hospital Based- Services	Accelerated Vesting of Stock Options(2)	---	---	---	---	44,735
	Tax Gross-Up	---	---	---	---	193,400
Trent J. Carman,	Severance(1)	453,809	907,619	---	---	---
Chief	Death(1)	---	---	21,365	---	---
Financial	Disability(1)	---	---	---	128,188	44,735
Officer, Secretary and Treasurer	Accelerated Vesting of Stock Options(2)	---	---	---	---	---
	Tax Gross-Up	---	---	---	---	---
Sharon J. Keck,	Severance(1)	258,662	517,324	---	---	---
Chief	Death(1)	---	---	16,398	---	---
Accounting	Disability(1)	---	---	---	98,388	---
Officer And Controller	Accelerated Vesting of Stock Options(2)	---	---	---	---	29,490
	Tax Gross-Up	---	---	---	---	---
Edward T. Rupert,	Severance(1)	215,581	431,162	---	---	---
Senior Vice	Death(1)	---	---	16,250	---	---
President,	Disability(1)	---	---	---	97,500	---
Community Based Services	Accelerated Vesting of Stock Options(2)	---	---	---	---	32,958
	Tax Gross-Up	---	---	---	---	N/A
Paul H. Tate,	Severance(1)	584,634	1,169,268	---	---	---
Chief	Death(1)	---	---	25,251	---	---
Operating	Disability(1)	---	---	---	153,127	---
Officer	Accelerated Vesting of Stock Options(2)	---	---	---	---	107,289
	Tax Gross-Up	---	---	---	---	331,403

(1)	Includes amounts for health care benefits and 401(k) matching.

(2)
The value of accelerated vesting of stock options is calculated by using the safe harbor valuation method under Rev. Proc. 2003-68.  The safe harbor valuation method is based on the Black-Scholes model and takes into account, as of the valuation date, the following factors: (1) the volatility of the underlying stock; (2) the exercise price of the option; and (3) the stock value as of December 31, 2010 (valuation date) and the term of the option on the valuation date. The difference in the value of the option at time of vesting and the discounted current value is used to calculate the portion of the payment that is contingent on the change of control.

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 Plan and the EVA Plan also contain change-in-control provisions.  Under the 2006 Plan, outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, a merger or reorganization in which the Company is not the surviving corporation.  Under the EVA Plan, any amounts due under such plan will be immediately payable upon a Change in Control (as such term is defined in the EVA Plan).

DIRECTOR COMPENSATION

The following table summarizes all compensation earned by the non-employee directors serving on the Board during the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Grants(1) ($)	All Other Compensation ($)		Total ($)
George W. Belsey(1)	66,000	---	---	---		66,000
Ralph J. Bernstein(2)	55,500	---	---	---		55,500
Mark D. Carleton(3)	58,000	---	---	49,999	(10)	107,999
Samuel H. Gray(4)	62,400	---	---	---		62,400
C. David Kikumoto(5)	53,500	---	---	65,000	(11)	118,500
MG Carl H. McNair, Jr. USA (Ret.)(6)	63,000	---	---	---		63,000
Lowell D. Miller Ph.D.(7)	62,500	---	---	---		62,500
David A. Roehr(8)	58,000	---	---	7,000	(10)	65,000
Morad Tahbaz(9)	69,500	---	---	---		69,500

(1)	As of December 31, 2010, Mr. Belsey held two stock option awards exercisable for an aggregate 12,500 shares of the Company’s common stock, 12,500 of which are fully vested.
(2)	As of December 31, 2010, Mr. Bernstein held three stock option awards exercisable for an aggregate 20,000 shares of the Company's common stock, 20,000 of which are fully vested.
(3)	As of December 31, 2010, Mr. Carleton held two stock option awards exercisable for an aggregate 12,500 shares of the Company’s common stock, 12,500 of which are fully vested.
(4)	As of December 31, 2010, Mr. Gray held two stock option awards exercisable for an aggregate 12,500 shares of the Company’s common stock, 12,500 of which are fully vested.
(5)	As of December 31, 2010, Mr. Kikumoto held four stock option awards exercisable for an aggregate 25,000 shares of the Company's common stock, 25,000 of which are fully vested.
(6)	As of December 31, 2010, General McNair held three stock option awards exercisable for an aggregate 20,000 shares of the Company's common stock, 20,000 of which are fully vested.
(7)	As of December 31, 2010, Dr. Miller held one stock option awards exercisable for an aggregate 5,000 shares of the Company’s common stock, 5,000 of which are fully vested.
(8)	As of December 31, 2010, Mr. Roehr held two stock option awards exercisable for an aggregate 6,875 shares of the Company's common stock, 6,875 of which are fully vested.
(9)	As of December 31, 2010, Mr. Tahbaz held three stock option awards exercisable for an aggregate 20,000 shares of the Company's common stock, 20,000 of which are fully vested.
(10)	Amounts paid by the Company on such director’s behalf for life insurance premiums.
(11)
Represents the value of 5,000 stock options (calculated in accordance with the requirements of FASB ASC Topic 718) granted to Mr. Kikumoto in consideration of the consulting services to be performed by Mr. Kikumoto and Denver Management Advisors, Inc.  As previously noted in this proxy statement, Mr. Kikumoto is the co-founder and chief executive officer of Denver Management Advisors, Inc., which provides consulting services to the Company and the compensation/stock option committee from time to time.  During fiscal year 2010, the Company paid Denver Management Advisors, Inc. approximately $105,000 for consulting services.

2010 and 2011 Grants

Effective as of December 31, 2009, each non-employee director received stock options exercisable for 5,000 shares of our common stock vesting in equal monthly installments over a period of twelve months.  In 2011, each non-employee director was awarded stock options exercisable for 3,780 shares of our common stock vesting in equal monthly installments over a period of twelve months and 1,500 shares of time-vested restricted stock, all of which vests twelve months from the date of grant.

Each non-employee director may elect to receive shares of common stock in lieu of cash payments pursuant to our Equity Compensation Plan for Non-Employee Directors.  We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board of Directors’ and committee meetings.  Board members who are also officers do not receive any separate compensation or fees for attending Board of Directors’ or committee meetings.

Annual Retainer and Meeting Fees

The directors, other than Mr. Todd, our Chief Executive Officer, were entitled to receive the following compensation for serving on our Board of Directors and committees of our Board:

•	Annual retainer of $28,000;

•	Board chairman annual retainer of $30,000 (such amount is in addition to the annual retainer amount received by all Board members);

•	Board of Directors’ attendance fee of $2,000 per meeting; and

•	Compensation for committee chairs and committee members are as follows:

Committee Meeting Fee	Annual Chair Retainer	Annual Committee Member Retainer	Meeting Fee
Audit Committee and Finance and Strategic Planning Committee	$24,000	$8,000	$600
Compensation/Stock Option Committee	$17,500	$6,000	$500
Nominating and Governance Committee	$14,000	$4,500	$500

EQUITY COMPENSATION PLANS

The following equity compensation plans have been previously approved by our stockholders:

•
2006 Amended and Restated Equity Compensation Plan, as amended – provides for the granting of incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof to employees, directors, and consultants.

•
1995 Employee Stock Option Plan – provides for the granting of incentive stock options and nonqualified stock options, stock appreciation rights, and supplemental stock bonuses to employees as well as third party consultants and directors.

Information regarding the securities under all of these plans was as follows as of December 31, 2010:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by stockholders	401,931		$27.61	709,641
Equity compensation plans not approved by stockholders	---		N/A	---
Total	401,931	(1)	$27.61	709,641	(2)

(1)	This aggregate amount of 401,931 consists of the following number of options then outstanding under each of the plans:

•	7,499 under the 1995 Employee Stock Option Plan.
•	394,432 under the Amended and Restated 2006 Equity Compensation Plan, as amended.
•	No shares are outstanding under the Equity Compensation Plan for Nonemployee Directors.

(2)
Of the aggregate number of shares that remained available for future issuance as of December 31, 2010, 120,541 shares were available for issuance under the 1995 Employee Stock Option Plan, 439,100 were available for issuance under the Amended and Restated 2006 Equity Compensation Plan, and 150,000 shares were available for issuance under the Equity Compensation Plan for Nonemployee Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 22, 2011, the beneficial ownership of our outstanding Common Stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of our common stock, (ii) by each of our directors and executive officers, and (iii) by all directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such persons with the SEC and other information provided by such persons to us.  Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned.  On April 22, 2011, there were 12,640,115 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Officers and Directors
	Michael D. Allen	14,671	(2)	*
	George W. Belsey	51,576	(3)	*
	Ralph J. Bernstein	1,060,167	(4)	8.4%
	Mark D. Carleton	16,890	(5)	*
	Trent J. Carman	47,500	(6)	*
	David L. Dolstein	5,175	(7)	*
	Samuel H. Gray	18,290	(8)	*
	Sharon J. Keck	23,394	(9)	*
	C. David Kikumoto	29,790	(10)	*
	MG Carl H. McNair, Jr. USA (Ret.)	60,427	(11)	*
	Lowell D. Miller, Ph.D.	35,390	(12)	*
	David Roehr	12,565	(13)	*
	Edward T. Rupert	5,334	(14)
	Morad Tahbaz	95,973	(15)	*
	Paul H. Tate	43,334	(16)	*
	Aaron D. Todd	78,219	(17)	*
	All Directors and Executive Officers as a group – 17 persons	1,600,695	(18)	12.7%
5% Beneficial Owner
	Daruma Asset Management, Inc.	869,550	(19)	6.9%
	80 West 49th Street, 9th Floor
	New York, New York 10018
	Jennison Associates LLC	1,232,498	(20)	9.8%
	466 Lexington Avenue
	New York, NY 10017
	Prudential Financial, Inc.	1,260,826	(21)	10.0%
	751 Broad Street
	Newark, New Jersey 07102-3777
	BlackRock, Inc.	894,114	(22)	7.1%
	40 East 52nd Street
	New York, New York 10022
	FMR LLC	869,000	(23)	6.9%
	82 Devonshire Street
	Boston, Massachusetts 02109
	Ameriprise Financial, Inc.	750,187	(24)	6.0%
	145 Ameriprise Financial Center
	Minneapolis, Minnesota 55474

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 22, 2011 are treated as outstanding only for determination of the number and percent owned by such person.

(2)	Includes 2,000 shares of restricted stock subject to future vesting requirements.
(3)
Includes (i) options to purchase 14,390 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 1,500 shares of restricted stock subject to future vesting requirements.  Stock is directly owned by George and Phyllis Belsey.  Mr. Belsey holds 35,486 shares of Common Stock in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account.

(4)
Includes (i) options to purchase 21,890 shares of Commons Stock exercisable within 60 days of April 22, 2011, (ii) 1,500 shares of restricted stock subject to future vesting requirements, and (iii) 60,500 shares directly owned by Yasmeen Bernstein, Mr. Bernstein’s spouse.  Mr. Bernstein holds 225,000 shares in a brokerage account, which is subject to standard margin terms.  The shares secure his obligations under such account.

(5)	Includes (i) options to purchase 14,390 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 1,500 shares of restricted stock subject to future vesting requirements.
(6)	Includes (i) options to purchase 27,500 shares of Common Stock exercisable within 60 days of April 22, 2011 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(7)	Stock is directly owned by David and Kathi Dolstein.
(8)	Includes (i) options to purchase 14,390 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 1,500 shares of restricted stock subject to future vesting requirements.
(9)	Includes (i) options to purchase 17,000 shares of Common Stock exercisable within 60 days of April 22, 2011 and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(10)	Includes (i) options to purchase 26,890 shares of Common Stock exercisable within 60 days of April 22, 2011; and (ii) 1,500 shares of restricted stock subject to future vesting requirements.
(11)
Includes (i) options to purchase 21,890 shares of Common Stock exercisable within 60 days of April 22, 2011, (ii) 1,500 shares of restricted stock subject to future vesting requirements, and (iii) 37,037 shares held jointly with Jo Ann McNair, Mr. McNair’s spouse.

(12)	Includes (i) options to purchase 1,890 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 1,500 shares of restricted stock subject to future vesting requirements.
(13)	Includes (i) options to purchase 8,765 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 1,500 shares of restricted stock subject to future vesting requirements.
(14)	Includes (i) options to purchase 3,334 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 2,000 shares of restricted stock subject to future vesting requirements.
(15)	Includes (i) options to purchase 21,890 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 1,500 shares of restricted stock subject to future vesting requirements.
(16)	Includes (i) options to purchase 39,000 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 3,167 shares of restricted stock subject to future vesting requirements.
(17)
Includes (i) options to purchase 37,957 shares of Common Stock exercisable within 60 days of April 22, 2011, (ii) 1,719 shares beneficially owned by Mr. Todd in our 401(k) plan; and (iii) 3,000 shares of restricted stock subject to future vesting requirements.

(18)
Includes (i) options to purchase a total of 271,176 shares of Common Stock exercisable within 60 days of April 22, 2011, and (ii) 29,667 shares of restricted stock subject to future vesting requirements.

(19)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Daruma Asset Management, Inc. (“Daruma”) and Mariko O. Gordon (“Gordon”) on February 14, 2011.  The Schedule 13G filed by Daruma and Gordon reports that each has sole voting power over 348,030 shares, shared voting power over 0 shares, shared dispositive power over 0 shares and sole dispositive power over 869,500 shares.  Daruma is an investment adviser and Gordon is a control person of the adviser.  The securities are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma.  The investment advisory contracts relating to such accounts grant Daruma sole investment and/or voting power over the securities owned by such accounts.  Therefore, Daruma and Gordon may be deemed to be the beneficial owner of the securities held by persons and entities advised by Daruma for purposes of Rule 13d-3.  Ms. Gordon is the CEO and principal shareholder of Daruma and owns in excess of 50% of the outstanding voting stock.  The principal shareholder may be deemed to be the beneficial owner of securities held by persons and entities advised by Daruma.  Daruma and Gordon each disclaim beneficial ownership of the securities covered by the Schedule 13G.

(20)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 10, 2011.  At the time of filing, the reporting person reported being an investment adviser to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”) with sole voting power over 1,232,498 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 1,232,498 shares.  As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the stock held by such Managed Portfolios.  Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison.  As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Issuer’s Common Stock held by the Managed Portfolios.  Jennison does not file jointly with Prudential, as such, shares of the Issuer’s Common Stock reported on Jennison’s 13G/A may be included in the shares reported on the 13G by Prudential.  The filing of this statement should not be construed as an admission that Jennison is for the purposes of Sections 13 or 16 of the Securities Exchange Act of 1934, the beneficial owner of these shares.

(21)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Prudential Financial, Inc. (“Prudential”) on January 31, 2011.   Prudential has sole voting power over 92,764 shares; shared voting power over 1,054,693 shares, sole dispositive power over 92,764 shares and shared dispositive power over 1,168,062 shares.  Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the entities listed below and may have direct or indirect voting and/or investment discretion over 1,260,826 shares with are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.  Prudential Financial reports the combined holdings of these entities for the purpose of administrative convenience.    The Schedule 13G/A was filed by Prudential on behalf of itself and as  Parent Holding Company and as the direct or indirect parent of the following Registered Investment Advisers and Broker Dealers:  The Prudential Insurance Company of America (IC, IA), Prudential Investment Management, Inc. (IA), Jennison Associates LLC (IA), Prudential Bache Asset Management, Inc. (IA), Prudential Investments LLC (IA), Prudential Private Placement Investors, L.P. (IA, PN), Pruco Securities, LLC (IA, BD), Prudential Investment Management Services LLC (BD), AST Investment Services, Inc. (IA), Prudential Annuities Distributors, Inc. (BD), Quantitative Management Associates LLC (IA), Prudential International Investments Advisers, LLC (IA), Global Portfolio Strategies, Inc. (IA), Prudential Bache Securities, LLC (BD),  and Prudential Bache Commodities, LLC (BD.

(22)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 3, 2011.  The Schedule 13G was filed by BlackRock, Inc. (“BlackRock”), a parent holding company, on its own behalf, which has sole voting power over 894,114 shares, shared voting power over 0 shares, sole dispositive power over 894,114 shares, and shared dispositive power over 0 shares.  BlackRock acquired Barclays Global Investors, NA and certain of its affiliates (“BGI Entities”) from Barclays Bank PLC on December 1, 2009.  As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for the purposes of Section 13G filings.  The following BlackRock subsidiaries were listed in the Schedule 13G filed by BlackRock on February 3, 2011, but have not invested in the Issuer:  Black Rock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, and BlackRock Investment Management, LLC.

(23)
This disclosure is based on Schedule 13G filed with the SEC on February 14, 2011.  The Schedule 13G was filed by FMR LLC (“FMR”), a parent holding company on its own behalf, which has sole voting power over 2,000 shares, shared voting power over 0 shares, sole dispositive power over 869,000 shares and shared dispositive power over 0 shares.  Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR, a registered investment adviser, is the beneficial owner of 869,000 shares as a result of acting as investment adviser to various investment companies.  Edward C. Johnson 3d, Chairman of FMR (“Johnson”), and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 869,000 shares owned by the Funds.  Members of the family of Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR.  The Johnson family group and all other Series B Shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting commons shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.  Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(24)
This disclosure is based on Schedule 13G filed with the SEC on February 11, 2011.  The Schedule 13G was filed by Ameriprise Financial, Inc. (“AFI”), a parent holding company on its own behalf, which has sole voting power over 0 shares, shared voting power over 462,498 shares, sole dispositive power over 0 shares and shared dispositive power over 750,187 shares.  Columbia Management Investment Advisers, LLC (“CMIA”), 100 Federal Street, Boston, Massachusetts 02110, an investment adviser in accordance with rule 13d-1(b)(1)(ii)(E), a subsidiary of AFI, has sole voting power over 0 shares, shared voting power over 462,498 shares, sole dispositive power over 0 shares and shared dispositive power over 750,187 shares.  AFI, as the parent company of CMIA, may be deemed to beneficially own the shares reported in the Schedule 13G by CMIA.  Accordingly, the shares reported on the Schedule 13G by AFI include those shares separately reported by CMIA.  Each of AFI and CMIA disclaims beneficial ownership of any shares reported on the Schedule 13G.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as our independent registered public accounting firm for the 2010 fiscal year ended December 31, 2010. The audit committee has appointed KPMG LLP to serve for the current fiscal year ending December 31, 2011. Our Board is requesting ratification by our stockholders of KPMG LLP’s appointment.  Representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other independent registered public accounting firms for the next fiscal year. However, because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, KPMG LLP’s appointment for the 2011 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Principal Accountant Fees and Services

KPMG LLP, the Company’s independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2010 and 2009. The aggregate fees incurred by us for audit, audit-related, tax and other services provided by KPMG LLP during the years ended December 31, 2010 and 2009, were as follows:

	2010	2009
Audit fees	$620,000	620,000
Audit-related fees	---	6,382
Tax fees	---	---
All other fees	---	---
Total	$620,000	626,382

Audit fees include fees for the audit of the annual consolidated financial statements, review of unaudited consolidated financial statements included in quarterly reports on Form 10-Q, the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009, review of SEC filings, consents, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of financial statements.  These services include the review of registration statements and other services not directly impacting the audit of the annual financial statements and related services. KPMG LLP performed no such services during 2010.

Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns.  KPMG LLP performed no such services during 2010 or 2009.

All other fees include fees for services not considered audit or tax services.  KPMG LLP performed no such services during 2010 or 2009.

Pre-Approval Policies and Procedures

All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended December 31, 2010, were pre-approved by the audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services.  Audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the audit committee prior to engagement.  In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The audit committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated are required to report any pre-approval decisions to the audit committee at the meeting of the audit committee following the decision.  The audit committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the shares of the Company’s common stock outstanding shares of common stock present in person or by proxy at the Annual Meeting is required for approval of this proposal.

Recommendation of the Board of Directors

FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Audit Committee Report

The members of the audit committee have been appointed by the Board of Directors. The audit committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in February 2010, the text of which is available on the Company’s website at www.airmethods.com.  The contents of our website are not incorporated by reference into this document for any purpose.

The audit committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process.  The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the audit committee is to monitor these processes.

In this context, the audit committee or the Chairman met and held discussions with management and the independent auditors, KPMG LLP. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

As further detailed in its charter, the role of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

•	the integrity of the Company’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of the Company’s independent auditors;

•	the performance of the independent auditors; and

•	compliance with legal and regulatory requirements.

In the performance of established oversight functions, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors.  The audit committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.  Finally, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee’s charter, the audit committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC. Also, in 2010, the audit committee recommended, and the Board of Directors approved, the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2011.

By the Audit Committee:

MG Carl H. McNair, Jr. (Chair)
Mark D. Carleton
David A. Roehr

PROPOSAL NO. 3
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with rules recently adopted by the Securities and Exchange Commission, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the company’s executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.  Highlights of our compensation program include:

•	Our executive officers’ compensation consists primarily of performance-based incentive awards and equity awards subject to vesting requirements;

•	Our executive officers are not eligible for guaranteed bonuses;

•	Substantial equity retention guidelines seek to ensure that our senior executives maintain a significant stake in our long-term success; and

•
In connection with the recent economic downturn and company performance, the compensation/stock option committee did not approve salary increases for our executive officers in 2009 or award bonus payments to the executive officers in 2008. In 2010 and 2011, the base salaries of our executive officers increased 4.5% and 3%, respectively.

We believe that our executive compensation program plays a key role in driving the Company’s long-term performance, as evidenced by the Company’s strong financial and operating performance in 2010 despite challenging economic conditions.  In future years, we expect to continue to drive performance in our business by rewarding executives who deliver strong results, while at the same time tying executive compensation levels to demonstrated individual and business-level performance and results.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 20 of this proxy statement, as well as the 2010 Summary Compensation Table and related compensation tables and narrative, appearing on pages 30 through 36, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote FOR approval of the advisory resolution on Executive Compensation.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal No. 3 above, we are asking stockholders to vote on the advisory resolution on executive compensation.  Pursuant to rules recently adopted by the Securities and Exchange Commission, in this Proposal No. 4 we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.  Stockholders will be able to specify one of the four choices for this proposal on the proxy card: one year, two years, three years or abstain.  Stockholders are not voting to approve or disapprove the Board’s recommendation.  This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board.

The Board understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation.  However, our Board believes that a three-year period for holding this advisory vote:

•
aligns more closely our belief that an effective compensation program should incentivize performance over both the short- and long-term.  For example, the EVA Plan and the amounts payable thereunder were tied to significant long-term EBITDAR-based growth over a sustained period;

•	provides us with sufficient time to thoughtfully consider the results of the vote and to engage stockholders to understand the voting results;
•	allows adequate time to implement any desired changes to our compensation policies and procedures that our compensation/stock option committee deems advisable; and
•	provides our stockholders sufficient time to evaluate the effectiveness of our executive compensation program, any changes made to the program, and our related performance.

Although the vote we are asking you to cast is non-binding, our Board and the compensation/stock option committee values the views of our stockholders and will consider the outcome of the vote when determining the frequency of future say-on-pay votes.  Furthermore, our Board of Directors welcomes input from stockholders with respect to our executive compensation program even in years when the advisory vote does not occur.

Board Recommendation

Our Board recommends that stockholders vote for holding the advisory vote on executive compensation EVERY THREE YEARS.

INCORPORATION BY REFERENCE

The information contained in the Compensation/Stock Option Committee Report and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the 2012 Annual Meeting, which the Company expects to hold in June 2012, must deliver proposals to the Company at its principal executive offices, Attention:  Corporate Secretary, by January 4, 2012 (assumes a mailing date of May 3, 2011 for the 2011 proxy statement) for inclusion in the proxy materials relating to that meeting.  All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Stockholder proposals for the 2012 Annual Meeting submitted to the Company after January 4, 2012 may, at the discretion of the Company, be voted on at the 2012 Annual Meeting so long as such proposal is received by the Company no earlier than March 16, 2012 and no later than April 15, 2012.  All proposals received by the Company after April 15, 2012 will be considered untimely.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed at the beginning of May each year, by notifying us in writing at: Air Methods Corporation, Attn: Secretary, 7211 South Peoria Street, Englewood, Colorado 80112, or by contacting us at (303) 792-7400. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 792-7400, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs.  The accompanying proxy is being solicited on behalf of the Board of Directors of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above.  However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies respective to any such business in accordance with their best judgment.

By Order of the Board of Directors,

Trent J. Carman
Secretary

Englewood, Colorado
April 27, 2011

ANNUAL MEETING OF STOCKHOLDERS OF AIR METHODS CORPORATION June 14, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at www.airmethods.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect Samuel H. Gray, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms; O Samuel H. Gray O Morad Tahbaz O Aaron D. Todd 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Approve the proposed advisory vote on the Company's executive compensation program. 4. An advisory vote on the frequency of holding an advisory vote on executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR A " 3 YEAR" FREQUENCY FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 20330304000000000000 5 061411 1 year 2 years 3 years ABSTAIN FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect Samuel H. Gray, Morad Tahbaz and Aaron D. Todd as Class II directors of the Company for three-year terms; O Samuel H. Gray O Morad Tahbaz O Aaron D. Todd 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Approve the proposed advisory vote on the Company's executive compensation program. 4. An advisory vote on the frequency of holding an advisory vote on executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF AIR METHODS CORPORATION June 14, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR A " 3 YEAR" FREQUENCY FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20330304000000000000 5 061411 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at www.airmethods.com 1 year 2 years 3 years ABSTAIN FOR AGAINST ABSTAIN

14475 AIR METHODS CORPORATION Proxy for Annual Meeting of Stockholders on June 14, 2011 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Aaron D. Todd and Trent J. Carman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Air Methods Corporation, to be held June 14, 2011 at the Company's corporate office, 7301 S. Peoria St., Englewood, CO, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)